EXHIBIT 99.1

HCC Announces Resignation of Director Walter J. Lack

HOUSTON, Nov. 8, 2006 (PRIMEZONE) -- HCC Insurance Holdings, Inc. (NYSE:HCC) announced today that Walter J. Lack resigned from the Company's Board of Directors for personal reasons.

HCC is an international insurance holding company and a leading specialty insurance group since 1974, based in Houston, Texas with offices across the U.S.A. and in Bermuda, England and Spain. HCC has assets exceeding $7 billion and is rated AA (Very Strong) by Standard & Poor's and A+ (Superior) by A. M. Best Company.

For more information, visit our website at www.hcc.com.

The HCC Insurance Holdings, Inc. logo is available at http://www.primezone.com/newsroom/prs/?pkgid=1977

Forward-looking statements contained in this press release are made under "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. The types of risks and uncertainties which may affect the Company are set forth in its periodic reports filed with the Securities and Exchange Commission.

CONTACT:  HCC Insurance Holdings, Inc.
          L. Byron Way, Vice President
          (713) 690-7300